Exhibit 10.23 INSERTION ORDER

TripAdvisor LLC 400 1st Avenue Needham, MA 02494 Phone: 617-670-6300 Sales Fax: 781-559-3255	Customer Reference: Insertion Order Number: Sales Manager: Order Date:

SEND INVOICE TO:	☐ Client	☐ Agency

Company: Address: City, State: Country: Zip:	Agency: Address: City, State: Country: Zip:

Sales Contact: Fax: Phone: Email:	Billing Contact: Fax: Phone: Email:

CAMPAIGN INFORMATION:

Campaign Name:

Start Date:	End Date:
☐ Run until budget is exhausted ☐ Run until end date is reached

Cancellation:  This Insertion Order may be cancelled by either party with the following number of business days written notice: twenty (20)

Notes:	Links are subject to removal from the TripAdvisor site if payment is not received 10 (ten) calendar days after due date.

The terms of this Insertion Order are subject to the TripAdvisor Internet Advertising Insertion Order Terms and Conditions (NA) which is incorporated herein by reference and can also be found at:

http://www.tripadvisor.com/pages/ioterms042814.html The TripAdvisor Internet Advertising Insertion Order Terms and Conditions will take precedence over the commercial terms herein, in case of any conflict, except for alternate (a) payment or (b) cancellation language.

TripAdvisor LLC – April 28, 2014

BILLING INFORMATION:
CPC/CPM Budget: CPC/CPM: Clicks	Payment Terms: Net 30 Cookie Duration: days

Currency: USD Exchange based on:	Conversion Day of Invoice

☐ Based on Third Party:	☐ Based on TripAdvisor Data
☐ Dart ☐ Atlas ☐ Mediaplex ☐ Other:

Notes:

PLACEMENTS:

Placement Name:

Placement Name:

Placement Name:

Placement Name:

Placement Name:

Notes:

INVENTORY:

☐ Property Pages ☐ Air ☐ Maps ☐ Other	☐ Destination Pages ☐ Photos ☐ Amenities

TripAdvisor LLC – April 28, 2014

Notes:

AUTHORIZATION

Client/Agency Signature

X

Name:

Title:

Date:

TripAdvisor LLC Signature

X

Name:

Title:

Date:

TripAdvisor LLC – April 28, 2014

TRIPADVISOR MEDIA GROUP INTERNET ADVERTISING INSERTION ORDER TERMS AND CONDITIONS (NA)

1) Description of Service. Except as otherwise provided in Sections 2, 3 and 4 of these TripAdvisor Media Group Internet Advertising Insertion Order Terms and Conditions (referred to as the ''Agreement'', ''IO'', or ''Terms & Conditions''), TripAdvisor shall display the advertisement(s) beginning on the Start Date and ending on the sooner of (a) the End Date or (b) the end date that the overall sum of the total cost per click charges, impression levels, or flight duration commitments stipulated in the TripAdvisor Schedule Detail page of the Insertion Order reach the net amount of advertising purchased. TripAdvisor shall use good faith efforts to deliver the desired number of click-throughs or impressions within the time period stated, but shall not be liable at all for failing to do so.

2) Insertion Order Rules. All requests by Customer for advertising on TripAdvisor's, or its Affiliates' web sites and/or newsletters, are governed by these Terms and Conditions. For each advertising request, Customer shall complete and submit to TripAdvisor an Insertion Order (''IO''). Each IO shall be signed by Customer and TripAdvisor and numbered with an individual IO number. Upon mutual written consent and approval (which may occur via email), the Parties may make changes to the non-financial details of an advertising campaign previously set forth in an executed IO (e.g., changes to the placement description, creative unit, start/end dates and number of ad requests). No other conditions, provisions, or terms of any sort appearing in any writings or other communications made in connection with such IOs, including without limitation those contained on or accompanying checks or other forms of payment, will be binding on TripAdvisor, whether in conflict with or in addition to these Terms and Conditions. Any IO's which quote rates which vary from the rates offered by TripAdvisor will not be binding on TripAdvisor, and will be deemed requests for advertising at TripAdvisor then-current rates unless signed by both parties. IO's are binding on Customer and not subject to cancellation, except as provided below under Section 6. Customer will use TripAdvisor services in accordance with applicable law and in a manner which does not interfere with, disturb, or disrupt other network users, services, or equipment, as determined by TripAdvisor in its sole discretion. Each IO shall specify the types and amount of inventory to be delivered (e.g. impressions, clicks, or other desired actions as the ''Deliverables''), the price for such Deliverables, the maximum amount of money to be spent pursuant to the IO (if applicable), the start and end date of the campaign, if applicable.

3) Advertisements. TripAdvisor reserves the right, without liability, to reject, remove and/or cancel any ads which contain content or links which do not meet TripAdvisor's advertising specifications, at TripAdvisor's sole discretion. TripAdvisor's sole liability under this Section shall be to refund the pro-rata portion of amounts paid for the unfulfilled advertising term, if any. TripAdvisor may redesign its site at its sole discretion at any time.

a)

Customer hereby grants TripAdvisor the right to display its advertisement(s) on both the TripAdvisor Media Group branded Web sites, partner web sites, and emails that are related to the TripAdvisor Media Group, as defined at http://www.tripadvisor.com/pages/about_us.html. Failure by TripAdvisor to publish any requested advertisement does not constitute a breach of contract or otherwise entitle Customer to any legal remedy.

b)

Customer's failure to comply with all applicable requirements of the Advertising Specifications may delay or prevent delivery of the advertisements and shall give TripAdvisor the right to immediately terminate the applicable IO.

c)

Customer shall be solely responsible for the content of its advertisements and any web site linked to from such advertisements and shall indemnify TripAdvisor for all loss, costs, and damages in connection with any claims of infringement of any third party rights. Customer represents, warrants and covenants to TripAdvisor that at all times, (a) it is fully authorized to publish the entire contents and subject matter of all requested advertisements (including, without limitation, all text, graphics, URLs, and Internet sites to which URLs are linked); (b) all such materials and Internet sites comply with all applicable laws and regulations and do not violate the rights (including, but not limited to, intellectual property rights) of any third party; (c) it has the full corporate rights, power and authority to enter into this IO and to perform the acts required of it hereunder, and its execution of this IO does not and will not violate any agreement to which it is a Party or by which it is otherwise bound, or any applicable law, rule or regulation; and (d) each such Internet site is controlled by Customer and operated by Customer or its independent contractors, is functional and accessible at all times, and is suitable in all respects to be linked to from the applicable site containing the advertisement.

TripAdvisor LLC – April 28, 2014

d)

It is the Customer's obligation to submit Advertising Material in accordance with TripAdvisor's then existing advertising criteria or specifications (including content limitations, technical specifications, privacy policies, user experience policies, policies regarding consistency with TripAdvisor's public image, community standards regarding obscenity or indecency (taking into consideration the portion(s) of the Site on which the Ads are to appear), other editorial or advertising policies, and material due dates) (collectively "Policies").

e)

Public Announcements. Customer hereby grants TripAdvisor permission to publicize the fact that it is a client of TripAdvisor in a press release. However, Customer shall not use, display or modify TripAdvisor’s trademarks in any manner without the prior written consent of TripAdvisor.

4) Privacy and Compliance. From the date that an advertisement begins to run, through the expiration or termination of the Agreement or applicable IO, Customer shall have a privacy policy in place governing Customer's use of end users' personal information that meets or exceeds any applicable laws, rules and regulations governing the use of such information. Both parties shall ensure that any collection, use and disclosure of information obtained pursuant to the related IO comply with all applicable laws, regulations and privacy policies, including all of the requirements the CAN-SPAM Act. Furthermore, unless otherwise explicitly authorized by TripAdvisor, Customer will not: (a) use or disclose IO details, or any data collected pursuant to this Agreement, including but not limited to a user’s recorded view or click of an Ad, on a non-aggregated basis, for retargeting or any purpose other than performing under the IO, or internal reporting or internal analysis; or (b) use or disclose any personally identifiable information collected from individual users during delivery of an Ad pursuant to the IO in any manner other than in performing under the IO. Customer will require any Third Party or Affiliate used in performance of the IO on Customer's behalf to be bound by the confidentiality and non-use obligations at least as restrictive as those on Customer, unless otherwise set forth in the IO. Customer agrees not to send any unsolicited, commercial email or other online communication (e.g., "spam") through to TripAdvisor users and shall comply with all applicable TripAdvisor policies regarding bulk mail. For the purposes of any email or advertising placements, Customer designates TripAdvisor as the senders for compliance with the CAN-SPAM Act. This section shall survive the completion, expiration, termination or cancellation of this IO for a period of five (5) years.

5) Payment Terms and Calculations. Customer shall be invoiced by TripAdvisor on a monthly basis upon completion of the calendar month in which the advertising was displayed. TripAdvisor's payment terms are net 30 days from the date of invoice. In the event of a failure of any individual 3rd party tracking system used for billing purposes, TripAdvisor will be the system of record using 7-day trailing data for the most recent valid period prior to determine ratios. For partners participating in revenue share agreements, partners are expected to provide monthly reconciliation data within 5 business days following month-end; failure to provide timely reconciliation data will result in TripAdvisor invoicing partner based off of Property Level Minimum (PLM) values for all revenue share clicks. In addition to any other rights, TripAdvisor may immediately remove Customer's advertisements in the event of non-payment by Customer within such time period. All sums payable by Customer to TripAdvisor under this Agreement are exclusive of any sales tax, indirect or similar taxes chargeable on any supply to which those sums relate. Customer may deduct from amounts payable to TripAdvisor under this Agreement any withholding income tax amounts as required by the local law to be deducted from such payments and remitted to the local tax authorities. Customer shall promptly provide to TripAdvisor any proof of such remittances to the local tax authorities, including receipts issued from the appropriate tax regulatory authority or any other relevant documentation evidencing payment of any amounts deducted pursuant to this clause. All unpaid advertising fees shall accrue interest at the rate of 1½% per month until paid, or the legal maximum, whichever is less. All billing calculations are based solely on the ad impression or quick count metrics as calculated by TripAdvisor (including, but not limited to CPM and CPC), not Customer or third party calculations, unless otherwise agreed to in writing in the TripAdvisor IO or Schedule Detail page.

TripAdvisor LLC – April 28, 2014

6) Term and Termination. This Agreement is effective upon the signature of both parties of the terms and conditions stated herein by signing the attached IO. This Agreement may be terminated by Customer only if a material breach of this Agreement remains uncured after the non-breaching party has given thirty (30) days prior written notice to the breaching party specifying the breach. However, either Party may cancel any specific IO at any time with at least twenty (20) days' prior written notice to the other Party. So long as any IO remains in effect, these Terms and Conditions shall also remain in effect. If any IO is cancelled for any reason, Customer shall pay to TripAdvisor, within thirty (30) days after such cancellation, all amounts not yet paid for such delivered ad requests up to the effective date of cancellation. IF EITHER PARTY TERMINATES ANY IO, CUSTOMER'S SOLE REMEDY WILL BE A REFUND OF ANY PRE-PAID FEES IN EXCESS OF THE FEES OWED TO TRIPADVISOR UNDER THE IO. NEITHER TRIPADVISOR NOR ANY OF ITS AFFILIATES WILL HAVE ANY OTHER LIABILITY OF ANY NATURE TO CUSTOMER.

7) Liability, Warranty & Indemnity.

a)

EXCEPT AS OTHERWISE STATED HEREIN, TRIPADVISOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTIES AS TO THE NUMBER OF VISITORS TO OR PAGES DISPLAYED ON THE TRIPADVISOR SITE OR THE FUNCTIONALITY, PERFORMANCE, OR RESPONSE TIMES OF THE TRIPADVISOR SITE. TRIPADVISOR DISCLAIMS AND SHALL NOT BE LIABLE FOR ANY OTHER LOSS, INJURY, COST OR DAMAGE SUFFERED BY CUSTOMER OR ANY THIRD PARTY AND SHALL IN NO EVENT BE LIABLE FOR CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING LOST PROFITS. THIS PROVISION SHALL SURVIVE ANY EXPIRATION OR TERMINATION OF THIS AGREEMENT. IN NO EVENT SHALL TRIPADVISOR OR ANY OF ITS AFFILIATES BE LIABLE TO CUSTOMER FOR AN AMOUNT IN EXCESS OF THE TOTAL DOLLAR AMOUNT ACTUALLY RECEIVED BY TRIPADVISOR FROM CUSTOMER FOR THE SPECIFIC AD AT ISSUE.

b)

Customer agrees to defend, indemnify and hold harmless TripAdvisor and each of TripAdvisor's agents, customers, subcontractors and affiliates, and the officers, directors, and employees of any of the foregoing, from, against and in respect of any and all losses, costs, (including reasonable attorney's fees) expenses, damages, assessments, or judgments (collectively, ''Liabilities''), resulting from any claim against any such parties in connection with Customer's advertisement, except to the extent that such claims directly resulted from the gross negligence or willful misconduct of TripAdvisor.

TripAdvisor LLC – April 28, 2014

8) General Provisions. These terms and conditions are governed by the laws of the Commonwealth of Massachusetts, USA. Customer consents to the exclusive jurisdiction and venue of courts of Boston, Massachusetts, for all disputes related to the subject matter hereof. No joint venture, partnership, employment, or agency relationship exists between Customer and TripAdvisor. TripAdvisor will not be deemed to have waived or modified any of these terms and conditions except in writing signed by its duly authorized representative. Customer may not assign its rights hereunder to any third party unless TripAdvisor expressly consents to such assignment in writing, not to be unreasonably withheld. Modifications to the originally submitted IO will not be binding unless signed by both parties. If any provision of these standard terms and conditions is found invalid or unenforceable pursuant to judicial decree or decision, the remaining provisions will remain valid and enforceable, and the unenforceable provisions will be deemed modified to the extent necessary to make them enforceable. These Terms and Conditions will be deemed to be controlling over all other writings or agreements of any kind between the parties covering the subject matter of the IO, except for alternate (a) payment or (b) cancellation language, as specifically provided in the business terms in the IO or Schedule Detail Page. All notices to TripAdvisor relating to any legal claims or matters must be made in writing to TripAdvisor, attn: General Counsel Counsel, 400 1st Avenue, Needham, MA 02494. If TripAdvisor and Customer have entered into a Non-Disclosure Agreement, TripAdvisor and Customer agree that the terms of such agreement will be deemed incorporated herein and further, that all terms and conditions of this Agreement will be deemed Confidential Information as defined therein. If TripAdvisor and Customer have not entered into a Non-Disclosure Agreement, then each Party expressly undertakes to retain in confidence and to require its agents and contractors to retain in confidence all information and know-how transmitted to such Party that the disclosing Party has identified as being proprietary and/or confidential or which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential. All terms and conditions of this Agreement will be considered confidential and will not be disclosed (except to both Party's attorneys and accountants on a need-to-know basis, or if required by applicable law) without the prior written consent of the other Party. Notwithstanding the foregoing, the recipient may disclose such confidential information if required by any judicial or governmental request, requirement or order; provided that the recipient will take reasonable steps to give the disclosing party sufficient prior notice in order to contest such request, requirement or order. The Parties acknowledge and agree that TripAdvisor may archive an electronic copy of the fully executed Agreement. Except as specifically provided herein, this Insertion Order and Terms & Conditions constitute the entire understanding and Agreement between the parties and supersedes any and all prior understandings and/or Agreements between the parties with respect to the subject matter. No change, amendment or modification of any provision of this Agreement or waiver of any of its terms will be valid unless set forth in writing and mutually agreed to by the parties.

Customer:	TripAdvisor LLC:

Company:

Name:	Name:

Date:	Date:

TripAdvisor LLC – April 28, 2014